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                                                                     EXHIBIT 4.2
                                EMC CORPORATION
                             STOCK OPTION AGREEMENT

                           NON-QUALIFIED STOCK OPTION



     AGREEMENT entered into as of the 23rd day of April, 1998 by and between EMC Corporation, a Massachusetts corporation (the "Company"), and the undersigned employee of an indirect wholly-owned subsidiary of the Company (the "Employee").

     WHEREAS, the Company desires to grant the Employee a non-qualified stock option to acquire shares of the Company's common stock, $.01 par value per share ("Common Stock"); and

     WHEREAS, the Employee desires to accept such option subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee, intending to be legally bound, hereby agree as follows:

     1.   Grant of Option.  The Company hereby grants to the Employee a non-
          ---------------
qualified stock option (the "Option") to purchase all (or any part) of the aggregate number of shares of Common Stock set forth on the signature page hereto (the "Shares") on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Purchase Price.  The purchase price ("Purchase Price") for the Shares
          --------------
covered by the Option shall be the closing price of a share of Common Stock on April 22, 1998, which amount per Share is set forth on the signature page hereto.

     3.   Time of Exercise of Options; Vesting.  On or after the first
          ------------------------------------
anniversary of the date hereof, twenty percent (20%) of the Shares subject to the Option shall vest, and on or after each of the next four successive anniversaries of the date hereof, an additional twenty percent (20%) of the Shares shall vest. On or after the fifth anniversary of the date hereof, the Employee (or person to whom the Option was transferred according to Section 6 hereof) shall be entitled to exercise the Option and purchase the amount of Shares which have become vested in accordance with the foregoing schedule.

     4.   Term of Options: Vesting.
          ------------------------

          (a)  Term.
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          (1) Each Option shall expire not later than ten (10) years from the date hereof, but shall be subject to earlier termination as provided in subsections (2) and (3) below.

          (2) If the Employee is terminated for any reason (including death), the Option hereby granted to the Employee shall terminate on the date of such termination with respect to any Shares subject to options which are not vested on the date of such termination. That portion of the Option with respect to any Shares vested on the date of such termination shall terminate one hundred eighty
(180) days following the fifth anniversary date of the date of this Agreement.

          (b) Vesting.  If the Employee ceases to be an employee of the Company
              -------
or one of its subsidiaries, at any time, for any reason or for no reason, the Option granted to the Employee hereunder shall vest only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee.

     5.   Manner of Exercise of Option.
          ----------------------------

     (a) To the extent that the right to purchase shares has accrued and is in effect pursuant to a vested Option in accordance with the terms hereof, the number of available Shares may be purchased in full (or in part) on or after the fifth anniversary date hereof by giving written notice to the Company stating the number of Shares purchased and accompanied by payment in full for such Shares. Payment shall be either wholly in cash or be a certified or bank cashier's check or money order payable to the Company. Upon such purchase, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option.

     (b) The Company shall at all times during the term of the option reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of the Option. The Employee shall not have any of the rights of a shareholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to the Employee upon the purchase of Shares pursuant to a vested Option in accordance with this Agreement.

     (c) Notwithstanding the provision of Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the vesting of this option and the delivery of a certificate for such Shares until notice of the following conditions shall be satisfied:

          (i) The Shares purchase pursuant to a Vested Option are at the time of the issuance of such Shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonable conditioned or withheld, that such Shares are exempt from registration and

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qualification under applicable federal and state securities acts now in force or as hereafter amended.

          (iii) The Company shall use its best efforts to promptly meet the condition under items (i) and (ii) above.

     6.   Non-Transferability.  The rights of the Employee to purchase Shares
          -------------------
pursuant to a vested Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and such Shares may be purchased during the lifetime of the Employee only by the Employee. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the option.

     7.   Adjustments on Changes in Capitalization.  In the event that the
          ----------------------------------------
outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then accrued and in effect, shall be subject to vesting. In accordance herewith, the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the price applicable to the non-vested portion of such options and with a corresponding adjustment in the option price per share. No fraction of a share shall be purchasable or deliverable upon the exercise of any Option, but in the event any adjustment here under of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

     8.   No Special Employment Rights.  Nothing contained in this Agreement
          ----------------------------
shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this Option may vest.

     9.   Rights as a Shareholder.   The Employee shall have no rights as a
          -----------------------
shareholder with respect to any Shares which may be purchased upon the vesting of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided herein no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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     10.  Withholding Taxes.  Whenever Shares are to be issued upon the vesting
          -----------------
of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all federal, foreign, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

     11.  Execution of Key Employee Agreement.  The Employee acknowledges and
          -----------------------------------
agrees that the grant of this Option is contingent upon the execution and delivery by the Employee of the Key Employee Agreement attached hereto.


                  [Remainder of Page Intentionally Left Blank]

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                                EMC CORPORATION
                             STOCK OPTION AGREEMENT

                           Counterpart Signature Page
                           --------------------------



     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his hand and seal, all as of the day and year first above written.



EMC CORPORATION                          EMPLOYEE


By: ________________________             _______________________________
       (signature)                       (signature)


----------------------------             -------------------------------
(print name)


----------------------------             -------------------------------
(print title)                            (print address)


                                         _______________________________


                                         _______________________________
                                         (Number of Share)


                                         $______________________________
                                         Exercise Price Per Share